Exhibit 31

Rule 13a-14(d)/15d-14(d) Certification

I, Paul Vanderslice, certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of Citigroup Commercial Mortgage Trust 2013-GC17 (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicer and the special servicer have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as master servicer; LNR Partners, LLC, as special servicer; U.S. Bank National Association, as custodian; Pentalpha Surveillance LLC, as operating advisor; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant; National Tax Search, LLC, as servicing function participant; Midland Loan Services, a Division of PNC Bank, National Association, as sub-servicer; Wells Fargo Bank, National Association, as master servicer for the Miracle Mile Shops mortgage loan; LNR Partners, LLC, as special servicer for the Miracle Mile Shops mortgage loan; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the Miracle Mile Shops mortgage loan; National Tax Search, LLC, as servicing function participant for the Miracle Mile Shops mortgage loan; Midland Loan Services, a division of PNC Bank, National Association, as sub-servicer for the Miracle Mile Shops mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the Miracle Mile Shops mortgage loan; Wells Fargo Bank, National Association, as custodian for the Miracle Mile Shops mortgage loan; and Park Bridge Lender Services LLC, as operating advisor for the Miracle Mile Shops mortgage loan.

CGCMT 2013-GC17 Sarbanes-Oxley Certification (2014)

Date: March 31, 2015

/s/ Paul Vanderslice
Paul Vanderslice Vice President, Citigroup Commercial Mortgage Securities Inc. (senior officer in charge of securitization of the depositor)

CGCMT 2013-GC17 Sarbanes-Oxley Certification (2014)